UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HEARTLAND GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 240.0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 240.0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Solicitation Script - FINAL

Heartland Funds

Meeting Date: April 5, 2022

Toll Free Number: 866-619-4729

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Heartland Funds. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of Heartland Funds to confirm you have received the proxy materials for the special meeting of shareholders scheduled for April 5, 2022. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of Heartland Funds to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on April 5, 2022. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms.  , my name is <Agent Name> and I am a proxy voting specialist calling on behalf of your current investment with Heartland Funds. Due to the lack of shareholder participation, special meeting of shareholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

Your board has recommended a vote ”FOR” the proposals. Would you like to vote along with the recommendations of the board for all of your accounts?

Proposal 1: Thank you, I am recording your <for all, withhold all or for all except> vote. For confirmation purposes, please state your full name.

Proposal 2: Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 866-619-4729.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 866-619-4729.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote “FOR” the proposals.

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote “FOR” the proposals.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Heartland Funds. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on April 5, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 866-619-4729 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Heartland Funds. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on April 5, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 866-619-4729 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

FAQs/Talking Points for Heartland Shareholder Services Group

INTERNAL & BROADRIDGE USE ONLY

Following are questions and answers regarding:

1.	The Heartland Group, Inc. proxy statement for a special shareholder meeting of the Heartland Funds to be held on April 5, 2022, including:

a.	a proposal to elect six directors to the Board of Directors, and

b.	a proposal relating to the approval of a new investment advisory agreement with Heartland Advisors.

2.	How to vote and request materials relating to the two proposals.

These questions and answers are intended to serve as a guide when answering questions regarding the proposed reorganization, as well as how to vote and request materials.

1. FAQs REGARDING THE PROPOSALS

Q.	Why am I receiving a Proxy Statement?

You are receiving proxy materials — a Proxy Statement and your proxy card — because you have the right to vote on important proposals concerning the Heartland Funds.

Q.	What are the proposals about?

•	This Proxy Statement presents two proposals. All shareholders of the Heartland Value Fund, the Heartland Value Plus Fund and the Heartland Mid Cap Value Fund are being asked to vote on Proposal 1 as a single group.

•	Shareholders of each Fund are being asked to vote separately on Proposal 2.

Proposal 1

•	Proposal 1 relates to the election of directors to the Board.

•	The Board has recommended six nominees to the Board.

•	Currently, the Board consists of four directors, and the Board has voted to increase the number of directors to six, which will result in two vacancies on the Board.

•	To fill these vacancies, the Board recommends that you elect two new director nominees, Ms. Dianna Gonzales-Burdin and Ms. Dina Tantra, each of whom would be an independent director of Heartland Funds, to fill these vacancies.

•	The Board also recommends that you elect the incumbent directors, Mr. Ward Armstrong, Mr. Dale Kent, Mr. Robert Rudell and Mr. Will Nasgovitz.

•	For more information regarding the qualifications of each nominee, please read their biographies included in the proxy statement that was mailed to you.

Proposal 2

•	Proposal 2 relates to the approval of a New Investment Advisory Agreement between Heartland Advisors and Heartland Funds, on behalf of each Fund.

•	As part of Heartland Advisors’ succession plan, Mr. Bill Nasgovitz has agreed to transfer a controlling interest in the firm to his son, Mr. Will Nasgovitz.

•	To implement this transition, Mr. Bill Nasgovitz will restructure some of his ownership of the voting stock of Heartland Advisors’ parent company into non-voting shares and Mr. Will Nasgovitz will become the controlling shareholder of Heartland Advisors’ parent company.

•	The change of control of Heartland Advisors will constitute an “assignment” of the existing investment advisory agreements between Heartland Advisors and Heartland Funds, on behalf of each Fund, within the meaning of the 1940 Act.

•	An investment advisory agreement automatically terminates upon its “assignment” under the 1940 Act.

•	Accordingly, we are asking shareholders of each Fund to approve the New Advisory Agreement for their Fund to take effect upon the consummation of the change of control.

Q.	Why is this change of control occurring and what will happen to Heartland Advisors?

Heartland Advisors was founded in 1984. As part of a long-term succession plan, Mr. Bill Nasgovitz is transferring a controlling interest in Heartland Advisors’ parent company to his son, Mr. Will Nasgovitz. Heartland Advisors will remain 100% employee-owned, and the Nasgovitz family will continue to be its majority owner.

Q.	Will the change of control lead to Mr. Bill Nasgovitz’s retirement?

No.  The transaction is not expected to change in any way the Funds’ day-to-day operations or the services Heartland Advisors provides to its clients, including the Funds. Mr. Bill Nasgovitz will remain the Chairman of Heartland Advisors and a co-portfolio manager of the Value Fund, and Mr. Will Nasgovitz will continue his roles as Chief Executive Officer of Heartland Advisors and a co-portfolio manager of the Value and the Mid Cap Value Funds.

Q.	Will the investment advisory fee be the same under the New Advisory Agreement?

Yes. The investment advisory fee applicable to each Fund under the New Advisory Agreement will be the same as the rate in effect prior to the assignment.

Q.	How does the Board recommend that I vote?

The members of the Board, the majority of whom are independent directors of Heartland Funds, recommend that you vote:

•	FOR each of the election of each director nominee and

•	FOR the approval of the New Advisory Agreement.

The reasons for the Board’s recommendations are discussed in more detail in the Proxy Statement that was mailed to you.

Q.	Will the change of control result in different portfolio managers managing the Funds?

No.  The proposed change of control is not expected to change in any way the day-to-day operations of the Funds or the services that Heartland Advisors provides to the Funds. The current portfolio managers of the Funds are expected to continue to manage the Funds following the change of control.

Q.	Will the Funds’ investment goals or investment policies change as a result of the change of control of Heartland Advisors?

No.  The Funds’ investment goals and investment policies will not change as a result of the proposed change of control of Heartland Advisors.

Q.	Will the change of control cause a Heartland Fund to change?

No.  The Heartland Funds will not change as a result of the change of control. The transaction is not expected to change in any way the Funds’ day-to-day operations or the services Heartland Advisors provides to its clients, including the Funds.

Q.	What are the expenses of the Proxy Statement and special shareholder meeting and who will pay for them?

•	The Funds will bear the costs associated with preparing, printing and mailing costs of the proxy materials in connection with the election of directors.

•	Heartland Advisors will bear the cost of preparing, printing and mailing the proxy materials and all other costs in connection with the solicitation of proxies with respect to Proposal 2.

•	Additional solicitation may be made by officers or employees of Heartland Funds or Heartland Advisors. Any additional costs of solicitation will be paid by the Fund that requires additional solicitation.

•	Broadridge Financial Solutions, Inc. has been retained as proxy tabulator and proxy solicitation agent and such costs are estimated to be approximately $350,000, which costs will be shared by the Funds and Heartland Advisors.

Q.	When will the change of control of Heartland Advisors take place?

Assuming the New Advisory Agreement is approved by the shareholders of each Heartland Fund, the change of control of Heartland Advisors is expected to take place in the second quarter of 2022.

Q.	What happens if I do not vote?

If you do not vote to approve the New Advisory Agreement, and a sufficient number of votes have not been received to approve the Agreement, then the shareholder meeting will be adjourned to allow for additional solicitation of votes. Every vote counts, and your vote is very important to us.

Q.	What happens if shareholders do not approve the New Advisory Agreement?

If the New Advisory Agreement is not approved by shareholders of all the Funds, the Board will consider other alternatives and will take such actions as it considers to be in the best interests of the shareholders of the Funds, which may include adjourning the meeting, continuing to operate under the existing advisory agreements or operating under an interim advisory agreement.

2. FAQs REGARDING VOTING INFORMATION

Q.	How do I vote?

To vote by Internet

1)	Read the Proxy Statement and have the proxy card at hand. You should have received the proxy card in the mail.

2)	Go to website www.proxyvote.com or scan the QR Barcode in the top right hand corner of your proxy card.

3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card at hand. You should have received the proxy card in the mail.

2)	Call 1-800-690-6903

3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement and have the proxy card at hand. You should have received the proxy card in the mail.

2)	Check the appropriate box on the proxy card. You should have received the proxy card in the mail.

3)	Sign and date the proxy card.

4)	Return the proxy card in the envelope provided.

To vote In-Person

Attend the special meeting of Heartland Funds shareholders to be held on April 5, 2022 and vote in person. To obtain directions to attend the Meeting, please call (414) 347-7777.

Q.	How do I get additional copies of the proxy materials?

If you need additional copies of this Proxy Statement or the proxy card, including your QR code, we can mail or email you copies of these materials. Do you have an email address or address this can be sent to? <If yes, confirm or request such address(es) and coordinate delivery of the materials.>

These materials will be free of charge and delivered to you promptly.

Q.	Where is my control number?

Your control number can be found on your proxy card if you are a direct owner or on your Voting Instruction Form if you hold your shares through a broker/financial advisor. You can contact your broker/financial advisor, and they can arrange to have a new Voting Instruction Form sent to you.

Q.	How do I get copies of the Funds’ shareholder reports, prospectus or SAI?

We can mail or email you copies of the most recent shareholder report or current prospectus and SAI. Do you have an email address or address this can be sent to? <If yes, confirm or request such address(es) and coordinate delivery of the materials.>

These materials will be free of charge and delivered to you promptly.

You may also obtain either Fund’s shareholder reports, prospectus or SAI by visiting the Heartland Funds’ website at heartlandadvisors.com.

Q.	Will I continue to get contacted to vote on the proposals?

Heartland Advisors and its service providers are making multiple efforts to reach out to our shareholders and solicit votes FOR each proposal. If you vote now, we will no longer contact you. If you wait to vote or don’t vote and the New Advisory Agreement has not been approved, we will continue to contact you.

Q.	How do I know that I am not being scammed?

Heartland Advisors has done a significant amount of planning in connection with the preparation of this proxy statement and the two proposals. If you would like to speak to a representative at Heartland Advisors to confirm that this is not a scam, please call Heartland Advisors at 414-347-7777.

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY APRIL 5, 2022

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

HEARTLAND GROUP, INC.

HEARTLAND MID CAP VALUE FUND

HEARTLAND VALUE FUND

HEARTLAND VALUE PLUS FUND

Recently, we sent you proxy materials regarding the Special Meeting of Shareholders that is scheduled for April 5, 2022. Heartland Group, Inc.’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:

1-866-619-4729

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the April 5th Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before April 5, 2022.

Call the phone number above Monday – Friday, 9:00am – 10:00 pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING